EXHIBIT 23.3


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Rollins, Inc. Deferred Compensation Plan of our report dated March 15, 2004, with respect to the consolidated financial statements and schedule of Rollins, Inc. and Subsidiaries as of December 31, 2003 and for each of the two years in the period ended December 31, 2003 included in the Annual Report (Form 10-K) for 2004, filed with the Securities and Exchange Commission.


                                                Ernst & Young LLP

Atlanta, Georgia
November 15, 2005